UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event
reported)  May 10, 2012

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

1954 Innerbelt Business Center Drive
St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)              As previously announced, William Reisler retired from the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) at the expiration of his term at the Company’s 2012 Annual Meeting of Stockholders on May 10, 2012.  He served as a member of the Audit Committee and the Compensation and Development Committee.

(d)              On May 10, 2012, Mr. Thomas Pinnau was elected to the board of directors (the “Board”) of Build-A-Bear Workshop, Inc. (the “Company”) by the Board. Mr. Pinnau will serve as a Class III director and his term will expire at the 2013 annual meeting of stockholders of the Company.

There is no arrangement or understanding between Mr. Pinnau and any other person pursuant to which Mr. Pinnau was elected as a director. Mr. Pinnau will serve as a member of the Board's Audit Committee and Compensation and Development Committee.

In addition, in connection with his election to the Board and in accordance with our outside director compensation policies, the Compensation and Development Committee approved an award to Mr. Pinnau of 7,524 shares of restricted stock under the Company's Second Amended and Restated 2004 Stock Incentive Plan. Pursuant to his restricted stock award agreement, the shares will vest October 28, 2012 (the anniversary date of our initial public offering (October 28, 2004)), subject to Mr. Pinnau's continued service on our Board.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Pinnau had, or will have, a direct or indirect material interest.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 10, 2012.  The following proposals were submitted by the Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal I.                  Election of Directors

The following two directors were nominated to serve for three-year terms expiring at the 2015 annual meeting of stockholders or until their successors are duly elected and qualified.  The two directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Braden Leonard	9,613,226	1,764,143	2,889,637
Coleman Peterson	10,898,097	479,272	2,889,637

Proposal II.                      Ratification of Appointment of Independent Accountants

The stockholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2012.  The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
14,057,915	203,092	5,999	—

Proposal III.                      Advisory Vote Approving Executive Compensation

The stockholders were asked to approve the executive compensation as disclosed in the Compensation Discussion and Analysis included in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the United States Securities and Exchange Commission.  The proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
11,161,489	118,164	97,716	2,889,637

Item 7.01.    Regulation FD Disclosure.

     On May 10, 2012, the Company issued a press release announcing the election of Mr. Pinnau as a director.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein. The description of the press release contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: May 10, 2012	By:	/s/ Tina L. Klocke
Name: Tina L. Klocke
Title: Chief Operations and Financial Bear,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated May 10, 2012

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